             As filed with the Securities and Exchange Commission
                             on December 29, 1997
                                                           Registration No.

-----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          HEADLANDS MORTGAGE COMPANY
                          --------------------------
            (Exact Name of registrant as specified in its charter)


                California                               94-2851992
                ----------                               ----------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   1100 Larkspur Landing Circle, #101
   Larkspur, California                                     94939
   ----------------------------------                       -----
(Address of principal Executive Offices)                  (Zip Code)

If this Form relates to the              If this Form relates to the
registration of a class of debt          registration of a class of debt
securities and is effective upon         securities and is to become
filing pursuant to General               effective simultaneously with
Instruction A(c)(1) please check         the effectiveness of a concurrent
the following  box: [_]                  registration statement under the
                                         Securities Act of 1933 pursuant to
                                         General Instruction A(c)(2) please
                                         check the following box: [_]

 Securities Act registration statement file number to which this form relates:
                                   333-38267

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------                     ------------------------------
Not applicable                          Not applicable

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock
                                 ------------
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
         -------------------------------------------------------

         The title of the Common Stock of the Registrant being registered hereby is Common Stock ("the Common Stock"). The description of the Common Stock is contained in the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-38267), as filed with the Securities and Exchange Commission as of the date hereof under the captions "Prospectus Summary" and "Description of Capital Stock," which description is hereby incorporated herein by reference thereto.

Item 2.  EXHIBITS
         --------

         Instruments defining the rights of holders of the securities being registered hereunder:

         3.1+    Composite Articles of Incorporation of the Registrant.

         3.2+    Amended and Restated Bylaws of the Registrant.

         4.1+    Specimen Common Stock Certificate.

------------------------------

         + Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-1, as amended (Registration No. 333-38267), filed by the Registrant with the Securities and Exchange Commission as of the date hereof.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  December 23, 1997


                                             HEADLANDS MORTGAGE COMPANY



                                             By:  /s/ Gilbert J. MacQuarrie
                                                -----------------------------
                                                Gilbert J. MacQuarrie
                                                Executive Vice President, Chief
                                                Financial Officer, Secretary and
                                                Director

                                 EXHIBIT INDEX

Exhibit Number
--------------

     3.1+    Composite Articles of Incorporation of the Registrant

     3.2+    Amended and Restated Bylaws of the Registrant

     4.1+    Specimen Common Stock Certificate

------------------------------

     + Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-1, as amended (Registration No. 333-38267), filed by the Registrant with the Securities and Exchange Commission as of the date hereof.